                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
 (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK)

                                       OF

                            PATHOGENESIS CORPORATION

                                       AT

                              $38.50 NET PER SHARE

                                       BY

                            PICARD ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                               CHIRON CORPORATION
          ------------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON MONDAY, SEPTEMBER 18, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 August 21, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated August 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Picard Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of PathoGenesis Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated June 26, 1997, as amended (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank (the Common Stock and the Rights together being referred to herein as the "Shares"), at a purchase price of $38.50 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of August 13, 2000 among Parent, Merger Sub and the Company (the "Merger Agreement").

    WE ARE THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

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    1.  The tender price is $38.50 per Share, net to you in cash without interest.

    2.  The Offer is being made for all outstanding Shares.

    3. THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE OFFER AND THE MERGER ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 18, 2000, UNLESS THE OFFER IS EXTENDED.

    5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, when added together with all other Shares owned by Parent and its subsidiaries, would represent at least a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and other rights (other than the rights, if such rights are not at the time exercisable) to acquire Shares outstanding on the date of purchase), (ii) any requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer or the Merger described herein having been terminated or having expired, and
       (iii) the applicable waiting periods under certain foreign antitrust and competition laws having been terminated or having expired, except for such waiting periods the failure of which to terminate or expire is not reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect (as such terms are defined in the Offer to Purchase) or to provide a reasonable basis to conclude that Parent, Merger Sub or the Company or any of their respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

    6. Any stock transfer taxes applicable to the sale of the Shares to Merger Sub pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of the Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Merger Sub may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of the Shares in such jurisdiction.

    Neither Parent nor Merger Sub is aware of any jurisdiction in which the making of the Offer or the acceptance of the Shares in connection therewith would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            PATHOGENESIS CORPORATION

             (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A
                            JUNIOR PREFERRED STOCK)
                                       BY

                            PICARD ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                               CHIRON CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 21, 2000 and the related Letter of Transmittal in connection with the Offer (as defined below) by Picard Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of PathoGenesis Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 26, 1997, as amended, between the Company and Harris Trust and Savings Bank (the Common Stock and the Rights together being referred to herein as the "Shares"), at a purchase price of $38.50 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer").

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
--------------------------------------------------------------------------------
Number of Shares tendered:*_____________________________________________________
--------------------------------------------------------------------------------

Certificate Nos. (if available): _______________________________________________

Check the box if Shares will be tendered by book-entry transfer: / /

Account No: ____________________________________________________________________

Dated: __________________________________________________________________ , 2000

                                   SIGN HERE

Signature(s): __________________________________________________________________

Please type or print address(es): ______________________________________________

Area Code and Telephone Number: ________________________________________________

Taxpayer Identification or Social Security Number(s): __________________________
------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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